As filed with the Securities and Exchange Commission on November 8, 2006
Registration No. ____-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE DRESS BARN, INC.
(Exact Name of Registrant as Specified in Its Charter)

Connecticut (State or Other Jurisdiction of Incorporation or Organization) 30 Dunnigan Drive Suffern, New York	06-0812960 (I.R.S. Employer Identification No.) 10901
(Address of Principal Executive Offices)	(Zip Code)

The Dress Barn, Inc. 2001 Stock Incentive Plan
and
The Dress Barn, Inc. 2005 Employee Stock Purchase Plan
(Full Title of the Plans)

Gene L. Wexler, Esq. Senior Vice President, General Counsel and Assistant Secretary The Dress Barn, Inc. 30 Dunnigan Drive Suffern, New York 10901 (Name and Address of Agent for Service)	Copies to: Steven Kirshenbaum, Esq. Proskauer Rose LLP 1585 Broadway New York, New York 10036 (212) 969-3295

(845) 369-4810 (Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee
Common Stock, par value $0.05 per share	12,200,000	$21.24	(2)	$259,128,000.00	(2)	$27,726.70

(1)
This Registration Statement covers 12,000,000 shares available for issuance under The Dress Barn, Inc. 2001 Stock Incentive Plan and 200,000 shares available for issuance under The Dress Barn, Inc. 2005 Employee Stock Purchase Plan (collectively, the “Plans”). This Registration Statement also registers such additional shares of common stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, in connection with The Dress Barn, Inc. 2005 Employee Stock Purchase Plan, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to such plan.

(2)
Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, on the basis of the average of the high and low selling prices per share of common stock of the Registrant on November 2, 2006, as reported on the Nasdaq Stock Market.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by The Dress Barn, Inc., a Connecticut corporation (the “Company” or the “Registrant”) are incorporated by reference herein:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended July 29, 2006, filed with the Commission on October 12, 2006;

(b)	the Company’s Current Reports on Form 8-K, filed with the Commission on August 30, 2006 and October 27, 2006[1]; and

(c)	the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-1 (Registration No. 2-82916).

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or by the Plans pursuant to Section 15(d) of the Exchange Act, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. The Company specifically excludes from incorporation any information that has been furnished and not filed pursuant to Item 2.02 or Item 7.01 of the Company’s Current Reports on Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Certain legal matters relating to the issuance of the shares of Common Stock offered hereby have been passed upon by Christopher J. McDonald, Esq.

Item 6. Indemnification of Directors and Officers.

The Registrant’s amended and restated Certificate of Incorporation (the “Charter”) provides that the Registrant shall, to the fullest extent permitted by Section 33-320a of the Connecticut Stock Corporation Act, as the same may be amended and supplemented (the “Connecticut Act”), indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. Such Section generally provides that, subject to certain exceptions and conditions, a Connecticut corporation shall indemnify its directors, officers and shareholders against liability with respect to certain specified actions, suits or proceedings, if such persons are successful on the merits in defending such actions, suits or proceedings, or acted in good faith and in a manner they reasonably believed to be in the best interest of the corporation, or if a court determines such persons are fairly and reasonably entitled to be indemnified.

1 The Registrant filed two Current Reports on Form 8-K with the Commission on October 27, 2006, both of which are incorporated by reference herein.

The Charter also provides, as permitted by Section 33-290(c) of the Connecticut Act, that no person who is or was a director of the registrant shall be personally liable to the registrant or its shareholders for monetary damages for breach of duty as a director in an amount that exceeds the compensation received by the director for serving the registrant during the year of the violation, subject to certain exceptions.

The Registrant also maintains directors’ and officers’ liability insurance insuring, with certain exceptions and conditions, the registrant’s directors and officers in their capacity as such against liability with respect to certain specified proceedings.

The Connecticut legislature has enacted the Connecticut Business Corporation Act (the “CBCA”), which replaced the Connecticut Stock Corporation Act. Under the CBCA, the extent to which indemnification is permitted will be similar to existing law, although it allows broader indemnification for non-director officers to an extent consistent with public policy. Indemnification is no longer mandatory (except in certain narrow circumstances). Instead, the CBCA sets the limit of indemnification allowed under certain circumstances, and prescribes the procedure under which corporations are to make determinations as to indemnification. Corporations in existence before January 1, 1997, such as the Registrant, are subject to a grandfather clause under which they still have to provide the maximum indemnification allowable under the CBCA, unless amendments to their charters provide otherwise. The CBCA also authorizes corporations to provide insurance coverage even against liability for which indemnification is not allowed.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(c) to the Registrant’s Registration Statement on Form S-1, Registration No. 2-82916)

4.2
Amendment to Certificate of Incorporation increasing the number of authorized shares of common stock from 50,000,000 shares to 75,000,000 shares, as filed with the Connecticut Secretary of State on December 19, 2005 (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8, Registration No. 333-136061)

4.3	Amended and Restated By-Laws, as amended (incorporated by reference to Exhibit 3(e) to the Registrant’s Registration Statement on Form S-1, Registration No. 2-82916)

5	Opinion and consent of Christopher J. McDonald, Esq.*

23	Consent of Deloitte & Touche LLP*

24	Power of Attorney (included on signature page)* * Filed herewith.

Item 9. Undertakings.

(a)  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that (A) paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and (B) paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the Registration Statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Suffern, state of New York on this 8th day of November, 2006.

THE DRESS BARN, INC.

By:	/s/ David R. Jaffe
Name: David R. Jaffe
Title: President and Chief Executive Officer

The 2005 Employee Stock Purchase Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer The Dress Barn, Inc. 2005 Employee Stock Purchase Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Suffern, state of New York on this 8th day of November, 2006.

THE DRESS BARN, INC.
2005 EMPLOYEE STOCK PURCHASE PLAN

By:	/s/ Randy L. Pearce
Name: Randy L. Pearce
Title: Member of the Compensation and Stock Incentive Committee

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints David R. Jaffe and Armand Correia and each of them, acting singly his or her attorney-in-fact and agent, with full power of substitution and resubstitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign a Registration Statement on Form S-8 of The Dress Barn, Inc. and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ David R. Jaffe	President and Chief Executive Officer, Director	November 8, 2006
David R. Jaffe	(Principal Executive Officer)

/s/ Armand Correia	Senior Vice President and Chief Financial Officer	November 8, 2006
Armand Correia	(Principal Financial and Accounting Officer)

/s/ Elliot S. Jaffe	Chairman of the Board, Director	November 8, 2006
Elliot S. Jaffe

/s/ Roslyn S. Jaffe	Director	November 8, 2006
Roslyn S. Jaffe

/s/ Burt Steinberg	Director	November 8, 2006
Burt Steinberg

/s/ Klaus Eppler	Director	November 8, 2006
Klaus Eppler

/s/ Randy L. Pearce	Director	November 8, 2006
Randy L. Pearce

/s/ John Usdan	Director	November 8, 2006
John Usdan

/s/ Kate Buggeln	Director	November 8, 2006
Kate Buggeln

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(c) to the Registrant’s Registration Statement on Form S-1, Registration No. 2-82916)

4.2
Amendment to Certificate of Incorporation increasing the number of authorized shares of common stock from 50,000,000 shares to 75,000,000 shares, as filed with the Connecticut Secretary of State on December 19, 2005 (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8, Registration No. 333-136061)

4.3	Amended and Restated By-Laws, as amended (incorporated by reference to Exhibit 3(e) to the Registrant’s Registration Statement on Form S-1, Registration No. 2-82916)

5	Opinion and consent of Christopher J. McDonald, Esq.*

23	Consent of Deloitte & Touche LLP*

24	Power of Attorney (included on signature page)* * Filed herewith.